Exhibit (j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2019, relating to the financial statements, which appears in Natixis Loomis Sayles Short Duration Income ETF’s Annual Report on Form N-CSR for the period ended December 31, 2018. We also consent to the references to us under the headings “Financial Statement”, “Financial Performance” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 26, 2019